UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2024

iShares® Bitcoin Trust
(Exact name of registrant as specified in its charter)

New York	001-41914	93-6461129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC 400 Howard Street San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	IBIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, iShares® Delaware Trust Sponsor LLC (the "Sponsor"), sponsor of iShares Bitcoin Trust (the "Trust"), and BlackRock Fund Advisors, in its capacity as trustee of the Trust (the "Administrative Trustee"), entered into the Amendment No. 1 to the Second Amended and Restated Trust Agreement (the "Amendment No. 1") to reflect the change in the name of the Trust from iShares Bitcoin Trust to iShares Bitcoin Trust ETF, effective 12:01 a.m. on August 8, 2024.

The foregoing description of the Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1, which has been filed with this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1 to the Second Amended and Restated Trust Agreement, dated as of July 26, 2024, by and between iShares Delaware Trust Sponsor LLC and BlackRock Fund Advisors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2024

iShares Bitcoin Trust*

By:	iShares Delaware Trust Sponsor LLC

By:	/s/ Shannon Ghia
Name:	Shannon Ghia
Title:	Director, President and Chief Executive Officer

*	The registrant is a trust. The individual specified above is signing in her capacity as an officer and/or authorized signatory of iShares Delaware Trust Sponsor LLC, the sponsor of the Trust.